UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 27, 2005

Armor Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13386 International Parkway, Jacksonville, Florida			32218
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code    (904) 741-5400

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 27, 2005, the Registrant issued a press release announcing the Registrant was the successful bidder at an auction to acquire substantially all of the assets of Second Chance Body Armor, Inc. ("Second Chance"), a manufacturer of body armor serving the law enforcement and military markets. The Registrant will pay $45 million in cash and assume certain liabilities of Second Chance in connection with the acquisition, subject to the terms and conditions of the Asset Purchase Agreement, dated as of July 26, 2005 (the "Agreement"), by and among Second Chance Body Armor, Inc., SCBA Acquisition Corp., and Armor Holdings, Inc. The Agreement was approved by the U.S. Bankruptcy Court for the Western District of Michigan Southern Division on July 28, 2005 and the Registrant closed the acquisition on July 29, 2005. The acquisition specifically excluded any Zylon® or Zylon® related assets and all outstanding claims related to Zylon®, including those related to Ultima, Ultimax, and Triflex model vests.

Item 9.01.	Financial Statements and Exhibits

(c)    Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description
99.1	Press Release dated July 27, 2005 announcing the Registrant's acquisition of substantially all of the assets and the assumption of certain liabilities of Second Chance Body Armor, Inc.
99.2	Press Release dated August 2, 2005 announcing that the Registrant has completed its acquisition of substantially all of the assets and the assumption of certain liabilities of Second Chance Body Armor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2005

ARMOR HOLDINGS, INC.
By:	/s/ Robert R. Schiller
Name: Robert R. Schiller
Title: President and Chief Operating Officer

EXHIBIT INDEX

Number	Exhibit
Exhibit 99.1	Press Release dated July 27, 2005 announcing the Registrant's acquisition of substantially all of the assets and the assumption of certain liabilities of Second Chance Body Armor, Inc.
Exhibit 99.2	Press Release dated August 2, 2005 announcing that the Registrant has completed its acquisition of substantially all of the assets and the assumption of certain liabilities of Second Chance Body Armor, Inc.